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                       SERVICING RIGHTS PURCHASE AGREEMENT



                                 by and between



                             OCWEN FEDERAL BANK FSB
                                   (Purchaser)


                                       and



                         FIRST ALLIANCE MORTGAGE COMPANY
                                    (Seller)




                            Dated as of July 1, 2000






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

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE


ARTICLE I         DEFINITIONS
Section 1.01      DEFINED TERMS................................................1
                  -------------

ARTICLE II        SALE AND CONVEYANCE OF SERVICING RIGHTS
Section 2.01      AGREEMENT TO SELL THE SERVICING RIGHTS.......................7
                  --------------------------------------
Section 2.02      TRANSFER OF SERVICING RIGHTS.................................7
                  ----------------------------
Section 2.03      PURCHASE PRICE...............................................8
                  --------------
Section 2.04      REIMBURSEMENT OF ADVANCES...................................10
                  -------------------------
Section 2.05      TRANSFER CONDITIONS.........................................10
                  -------------------
Section 2.06      BREAKUP FEE.................................................12
                  -----------
Section 2.07      OVERBID PROCEDURES.  .......................................12
                  -------------------
Section 2.08      LIQUIDATED DAMAGES.  .......................................12
                  -------------------

ARTICLE III       REPRESENTATIONS AND WARRANTIES
Section 3.01      REPRESENTATIONS AND WARRANTIES OF THE SELLER................14
                  --------------------------------------------
Section 3.02      CERTAIN PROVISIONS RELATING TO THE SELLER'S REPRESENTATIONS
                  -----------------------------------------------------------
                  AND WARRANTIES..............................................17
                  --------------
Section 3.03.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............18
                  -----------------------------------------------

ARTICLE IV        TRANSFER DATE DELIVERIES
Section 4.01      DOCUMENTS, SCHEDULES AND EXHIBITS REQUIRED WITH RESPECT
                  -------------------------------------------------------
                  TO THE TRANSFER DATE........................................19
                  ---------------------
Section 4.02      ACCESS TO INFORMATION.......................................23
                  ---------------------
Section 4.03      TRANSFER EXPENSES...........................................23
                  -----------------
Section 4.04      DOCUMENT DEFICIENCIES.......................................23
                  ---------------------

ARTICLE V         ADMINISTRATION OF TRANSFER OF SERVICING
Section 5.01      NOTICE LETTERS OF TRANSFER.  ...............................25
                  --------------------------
Section 5.02      STATEMENTS..................................................25
                  ----------
Section 5.03      TAX CONTRACTS...............................................25
                  -------------
Section 5.04      PAYMENTS AND NOTICES RECEIVED AFTER THE TRANSFER DATE.......26
                  -----------------------------------------------------
Section 5.05      EDP DEPARTMENT..............................................26
                  --------------
Section 5.06      CUSTODIAN APPROVAL..........................................26
                  ------------------
Section 5.07      MISSING SOCIAL SECURITY NUMBER; FORMS W-8 OR W-9............27
                  ------------------------------------------------

ARTICLE VI        ADDITIONAL AGREEMENTS
Section 6.01      PUBLICITY...................................................28
                  ---------
Section 6.02      CONSENTS....................................................28
                  --------

ARTICLE VII       MISCELLANEOUS PROVISIONS
Section 7.01      AMENDMENT...................................................29
                  ---------
Section 7.02      GOVERNING LAW...............................................29
                  -------------
Section 7.03      NOTICES.....................................................29
                  -------
Section 7.04      EXHIBITS....................................................30
                  --------
Section 7.05      GENERAL INTERPRETIVE PRINCIPLES.............................30
                  -------------------------------
Section 7.06      REPRODUCTION OF DOCUMENTS...................................30
                  -------------------------
Section 7.07      COUNTERPARTS................................................31
                  ------------
Section 7.08      ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS....................31
                  ----------------------------------------
Section 7.09      INTENTION OF THE PARTIES....................................31
                  ------------------------
Section 7.10      BROKERAGE COMMISSIONS.......................................31
                  ---------------------
Section 7.11      FURTHER ASSURANCES..........................................31
                  ------------------
Section 7.12      CONSENT AGREEMENT...........................................32
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                                       ii

                                    EXHIBITS
                                    --------
1.       Contents of Mortgage File
2.       Form of Seller's Closing Certificate
3.       Transfer Instructions
4.       Computer Tape Format
5.       List of Pooling and Servicing Agreements
6.       List of Participation Agreements
7.       List of Document Deficiencies
8.       List of Custodial Agreements for Pooled Mortgage Loans
9.       Form of Purchaser's Closing Certificate
10.      Form of Assignment and Assumption Agreement
1.

                       SERVICING RIGHTS PURCHASE AGREEMENT
                       -----------------------------------

         This Servicing Rights Purchase Agreement ("Agreement") is made as of July 1, 2000 and is executed between First Alliance Mortgage Company, a corporation formed under the laws of California, as debtor-in-possession ("Seller") and Ocwen Federal Bank FSB, a federally chartered savings bank ("Purchaser").

                              PRELIMINARY STATEMENT

         The Seller owns the right to service certain residential mortgage loans which are subject to either one of the Pooling and Servicing Agreements which are identified on Exhibit 5 hereto or which are subject to one of the Participation Agreements which are identified on Exhibit 6 hereto. The Seller desires to sell and transfer the Servicing Rights, and the Purchaser desires to be appointed as the servicer under the Pooling and Servicing Agreements and the Participation Agreements and to purchase and assume the Servicing Rights to the extent hereinafter provided.

         In consideration of the mutual agreements hereinafter set forth, the Seller and the Purchaser agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.01 DEFINED TERMS. Whenever used in this Agreement, the following words and phrases shall have the following meanings specified in this
Article:

                  "Advance": Any amounts advanced in accordance with the terms of a Servicing Agreement in connection with delinquent Monthly Payments, the payment of taxes and insurance or otherwise made with respect to a Mortgage Loan in accordance with the Servicing Requirements applicable to the Mortgage Loan or any principal advances made pursuant to any Participation Agreement and reimbursable in accordance with such Servicing Requirements or Participation Agreements.

                  "Agreement": This Servicing Rights Purchase Agreement including all schedules, exhibits and supplements hereto and amendments hereof.

                  "Assignment of Mortgage": An assignment of a Mortgage, notice of transfer or equivalent instrument, in form acceptable for recording and sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect of record the transfer of the Mortgage.

                  "Bankruptcy Code": Title 11 of the United States Code, as amended from time to time.

                  "Bankruptcy Court": The United States Bankruptcy Court for the Central District of California.

                  "Bankruptcy Court Order": A final, non-appealable order of the Bankruptcy Court, in a form acceptable to the Purchaser and its counsel, authorizing and approving the sale and/or assumption and assignment free and clear of all liens, claims, encumbrances and interests in accordance with Sections 363 and 365 of the Bankruptcy Code of the Servicing Rights to the Purchaser under this Agreement, which order is not the subject of any pending appeal, stay, injunction, request for a stay or injunction, or request for reargument or reconsideration of any sort.

                  "Bond Insurance Policy": With respect to each Pooling and Servicing Agreement as to which any of the certificates issued thereunder are subject to bond insurance, the policy issued by the related Bond Insurer pursuant to which such insurance is provided.

                  "Bond Insurer": With respect to each Pooling and Servicing Agreement as to which any of the certificates issued thereunder are subject to a Bond Insurance Policy, the related issuer of such Bond Insurance Policy, which shall be either MBIA Insurance Company or Financial Security Assurance, Inc.

                  "Bond Insurer Letters": With respect to each Pooling and Servicing Agreement as to which any of the certificates issued thereunder are subject to a Bond Insurance Policy, a letter or letters from the related Bond Insurer sufficient to satisfy the requirements of such Pooling and Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the Pooling and Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable Pooling and Servicing Agreement.

                  "Borrower": The individual(s) obligated to repay a Mortgage Loan.

                  "Breakup Fee": As defined in Section 2.06.

                  "Business Day": A day of the week other than (a) Saturday or Sunday or (b) a day on which banking or savings institutions in the state of incorporation or principal business location of the Seller or of the Purchaser are authorized or permitted under applicable law to be closed.

                  "Collection Account": An account or accounts maintained by the Seller for the deposit of principal and interest payments received in respect of one or more Mortgage Loans in accordance with the Servicing Agreements, whether designated as a certificate account, collection account, custodial account or otherwise (other than an Escrow Account).

                  "Custodial File": With respect to an individual Mortgage Loan, the Mortgage Loan documents required to be held by a Custodian pursuant to the terms of the related Servicing Agreement.

                  "Custodian": An entity acting as Mortgage Loan document custodian pursuant to the terms of the related Servicing Agreement.

                  "Data Base": All information in the computer tape format attached hereto as Exhibit 4 delivered by the Seller, whether before or on or after the Transfer Date, in connection with this Agreement.

                  "EDP":  Electronic data processing.

                  "Escrow Account": Each account, if any, maintained by the Seller pursuant to the terms of a Servicing Agreement for the deposit of Escrow Payments received in respect of one or more Mortgage Loans in accordance with the related Servicing Requirements.

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, common charges in condominiums and planned unit developments, mortgage insurance premiums, fire and hazard insurance premiums and other payments which have been escrowed by the Borrower with the mortgagee pursuant to any Mortgage Loan.

                  "Hold Back Amount":  As defined in Section 2.03(b).

                  "Insurance Policy": All of the Seller's right, title and interest and under any of the hazard insurance, title insurance and credit life insurance policies and certificates related to a Mortgage Loan. References in this Agreement to hazard insurance shall be construed to include flood insurance to the extent that flood insurance is required of a Mortgage Loan pursuant to the Servicing Requirements.

                  "Investor": With respect to each Mortgage Loan the Person or Persons who own the beneficial interest in the Mortgage Loan pursuant to the terms of the related Servicing Agreement.

                  "Master Servicer": With respect to each Pooling and Servicing Agreement, the entity identified as the "Master Servicer" or "Oversight Agent" therein.

                  "Master Servicer Letter": With respect to each Pooling and Servicing Agreement, a letter from the related Master Servicer sufficient to satisfy the requirements of such Pooling and Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the Pooling and Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable Pooling and Servicing Agreement.

                  "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on real property securing the Mortgage Note.

                  "Mortgage File": The documents pertaining to a particular Mortgage Loan which are specified on Exhibit 1 hereto.

                  "Mortgage Loan": An individual mortgage loan which is subject to this Agreement and identified on the Mortgage Loan Schedule.

                  "Mortgage Loan Schedule": The hard copy list of Mortgage Loans attached as Schedules 1-A and 1-B to the Seller's Closing Certificate which list shall set forth, as of the date specified in such list, the following information for each Mortgage Loan:

                  (i) the loan number, investor code and, where available, Pool Number;

                  (ii)     the outstanding principal balance;

                  (iii) the last due date with respect to which interest has been paid;

                  (iv)     codes indicating the applicable Investor;

                  (v) note rate, servicing fee rate payable pursuant to the Servicing Agreement and Investor guarantee fee;

                  (vi)     maturity date, where available;

                  (vii)    property location, by state;

                  (viii) the guarantee fee or pool policy insurance fee, if any; and

                  (ix) a code indicating the Servicing Agreement pursuant to which the Mortgage Loan is serviced; and

                  (x)      the servicing fee under the Servicing Agreement.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Borrower secured by a Mortgage.

                  "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note.

                  "Participation Agreement": Each of the Participation Agreements identified on Exhibit 6 hereto.

                  "Participation Mortgage Loan": Each Mortgage Loan which is identified on Schedule 1-A to the Seller's Closing Certificate and which is serviced pursuant to a Participation Agreement and owned by the related Investor in a whole loan format.

                  "Petition Date": The date on which Seller's petition for relief under the Bankruptcy Code commences.

                  "Pool": A group of loans which includes any Mortgage Loan and is considered by the applicable Investor to be aggregated for purposes of servicing.

                  "Pool Number": Such pool or accounting group designation as may be required by the Investors to service the Mortgage Loans or to transfer the Servicing Rights.

                  "Pool Schedules": The Schedule of Mortgage Loans by Pool in a form acceptable to the Purchaser.

                  "Pooled Mortgage Loan": Each Mortgage Loan which is identified on Schedule 1-B to the Seller's Closing Certificate and which is serviced pursuant to a Pooling and Servicing Agreement and beneficially owned by the related Investors in a pass-through format.

                  "Pooling and Servicing Agreement": Each of the Pooling and Servicing Agreements identified on Exhibit 5 hereto.

                  "Preliminary Pricing Cut-off Date": June 30, 2000.

                  "Purchase Price": As defined in Section 2.03.

                  "Purchaser": Ocwen Federal Bank FSB.

                  "Purchaser's Closing Certificate": An officer's certificate in the form of Exhibit 9 prepared by or on behalf of the Purchaser and delivered to the Seller pursuant to this Agreement.

                  "Rating Agency": As defined in the applicable Pooling and Servicing Agreement.

                  "Seller": First Alliance Mortgage Company.

                  "Seller's Closing Certificate": An officer's certificate in the form of Exhibit 2 prepared by or on behalf of the Seller and delivered to the Purchaser pursuant to this Agreement.

                  "Servicing Agreement": With respect to each Mortgage Loan underlying a mortgage-backed security, the related Pooling and Servicing Agreement to which the beneficial interest in such Mortgage Loan was sold to Investors and pursuant to which the Mortgage Loan is serviced, and with respect to each Mortgage Loan identified on the Mortgage Loan Schedule as being subject to a Participation Agreement, the related agreement pursuant to which such Mortgage Loan is being serviced.

                  "Servicing Fee": The amount to be paid to the Purchaser under the applicable Servicing Agreement related to a Mortgage Loan, as consideration for servicing the Mortgage Loan which is specified on the Mortgage Loan Schedule.

                  "Servicing Requirements": With respect to each Mortgage Loan, the applicable provisions of the related Servicing Agreement with respect to the servicing, control and administration of such Mortgage Loan.

                  "Servicing Rights": All of Seller's right, title and interest in and to the servicing of the Mortgage Loans and the securities, if any, backed thereby, including all rights under each applicable Servicing Agreement to receive or retain amounts in respect of servicing fees, reimbursement for Advances, or other expenses and costs, and investment earnings or other benefits from positive account balances, together with all Collection Account balances, Escrow Account balances, contract rights, incidental income and benefits to the extent payable to Seller, including prepayment penalties and charges, and exclusive rights to possession and use of servicing files and records directly or indirectly related thereto, including, without limitation, Borrower lists, Insurance Policies and tax service agreements and including the right to exercise any clean-up call provided under the Servicing Agreement; provided, however, that the term Servicing Rights shall not include any obligations of Seller in its capacity as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in any other capacity than as servicer under any other Servicing Agreement, including but not limited to, any obligations in connection with any representations or warranties made by the Seller in its capacity as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in its capacity as seller under any other Servicing Agreement or any obligation to remedy breaches of any representations or warranties or to indemnify any party in connection therewith or any other recourse obligation of the Seller thereunder in its capacity as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in its capacity as seller under any other Servicing Agreement.

                  "Transfer Date": With respect to a Mortgage Loan, the date on which the physical servicing of the Mortgage Loan and the related Servicing Rights and the obligation to service the Mortgage Loans pursuant to the Servicing Agreements are transferred to and assumed by the Purchaser pursuant to this Agreement which date shall not be later than July 31, 2000 or such later date as mutually agreed to by the parties hereto.

                  "Transfer Instructions": The instructions specifying the manner in which the servicing of the Mortgage Loans shall be transferred to Purchaser as agreed upon by Purchaser and Seller in good faith, attached hereto as Exhibit 3.

                  "Trustee": With respect to each Pooling and Servicing Agreement, the entity identified as the "trustee" therein.

                  "Trustee Letters": With respect to each Pooling and Servicing Agreement, a letter or letters from the related Trustee sufficient to satisfy the requirements of such Pooling and Servicing Agreement with respect to the appointment of the Purchaser as the servicer under the Pooling and Servicing Agreement, and which does not reduce or limit the rights or compensation of the servicer under the applicable Pooling and Servicing Agreement.

                  "Uncollected Late Charges": With respect to each Mortgage Loan, the amount of the late charges which were assessed but not collected as of the Transfer Date.

                                   ARTICLE II

                     SALE AND CONVEYANCE OF SERVICING RIGHTS
                     ---------------------------------------

         Section 2.01 AGREEMENT TO SELL THE SERVICING RIGHTS.

         Subject to the terms and provisions of this Agreement and entry of the Bankruptcy Court Order in accordance with all applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Local Rules of the Bankruptcy Court, effective as of the Transfer Date, the Purchaser hereby purchases and assumes from the Seller and the Seller hereby sells, transfers, assigns, conveys and sets over to the Purchaser as of the Transfer Date, the Servicing Rights, and the Purchaser hereby assumes all of the obligations of the Seller as servicer under each of the Servicing Agreements arising on and after the Transfer Date and agrees to perform the servicing of each Mortgage Loan in accordance with the terms of each related Servicing Agreement, including, without limitation, all obligations to make Advances pursuant to the applicable Pooling and Servicing Agreements.

         To the extent permitted under the related Servicing Agreement, in connection with the purchase of the Servicing Rights, the Purchaser shall be entitled to retain the Servicing Fees and all late fees and other ancillary income as additional servicing compensation. Such ancillary income will include, without limitation, investment earnings on Collection and Escrow account balances, assumption fees, charges for bad checks, late charges, release fees and any prepayment penalties or charges collected on a Mortgage Loan following the Transfer Date (whether assessed before or after the Transfer Date).

         From and after the Transfer Date, the sole and exclusive ownership of the Servicing Rights shall vest in the Purchaser. The possession of all Mortgage Files and other books, records, accounts and funds by the Seller following the Transfer Date is solely in a fiduciary capacity for and at the will of the Purchaser.

         Section 2.02 TRANSFER OF SERVICING RIGHTS.

         On the Transfer Date, and subject to the satisfaction or waiver of all of the conditions of the Seller and Purchaser set forth herein, all of the Seller's rights and obligations with respect to the Servicing Rights shall be transferred to and all of the Seller's obligations as servicer shall be assumed by the Purchaser in accordance with the terms of this Agreement without the necessity of any further act or deed on the part of the Purchaser or the Seller; provided, however, that the Purchaser shall not assume and the Seller is not hereby conveying any obligations of Seller as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in any capacity other than as servicer under any other Servicing Agreement, including but not limited to, any obligations (other than servicer obligations) in connection with any representations or warranties made by the Seller in its capacity as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in its capacity as "seller" under any other Servicing Agreement or any obligation to remedy breaches of any representations or warranties or to indemnify any party in connection therewith or any other recourse obligation of the Seller thereunder in its capacity as "the Company" or "the Seller" under any Pooling and Servicing Agreement, or in its capacity as "seller" under any other Servicing Agreement. From and after the Transfer Date, the Purchaser agrees that it shall be responsible for assuring that the Mortgage Loans are serviced in accordance with the Servicing Requirements and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Purchaser may deem necessary or desirable, consistent with the terms of this Agreement and the Servicing Requirements. The Purchaser agrees to service the Mortgage Loans with the same level of care, skill, prudence and diligence that the Purchaser would ordinarily employ in servicing like loans. To assure that there is no differential treatment of the Mortgage Loans, such loans will be combined with other Purchaser loans of a similar platform to be serviced by uniform personnel operating under uniform policies and procedures and will not be specifically identified to Purchaser's employees.

         On the Transfer Date, the Purchaser shall execute assignment and assumption agreements in the form of Exhibit 10 hereto, assuming all the rights and obligations of the Seller as servicer under the insurance and/or indemnity agreements entered into with the Bond Insurers.

         Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not assume any obligations or liabilities of the Seller that arose prior to the Transfer Date.

         On and after the Transfer Date the Purchaser shall make all remittances required to be made in accordance with the Servicing Requirements; provided that, the Seller agrees to perform within fifteen (15) days thereafter all Investor reporting requirements attributable to the period prior to the Transfer Date whether or not such reports are required to be provided prior to or after the Transfer Date.

         Section 2.03 PURCHASE PRICE.

         (a) The purchase price to be paid by the Purchaser to the Seller for the Servicing Rights (the "Purchase Price") shall be equal to the product of (a) 1.11% (the "Purchase Price Percentage") times (b) the aggregate unpaid principal balances of the Mortgage Loans as of July 31, 2000. The Purchaser's obligation to pay the Purchase Price will terminate without further liability of the Purchaser in the event that the transfer of the Servicing Rights as contemplated in this Agreement is not consummated for any reason, other than due to a breach by the Purchaser, including the Seller's failure to satisfy all the required closing and transfer conditions, including the procurement of the necessary Bankruptcy Court Order. The Purchase Price Percentage has been based upon the exclusive servicing offering supplement and other information provided therewith by the Seller in connection with the Purchaser's bid for the Servicing Rights. In the event that there are any differences in this information from due diligence findings by the Purchaser, or in the event that the Transfer Date occurs after July 31, 2000, the Purchase Price Percentage shall be subject to a mutually agreeable adjustment by the Purchaser and the Seller.

         (b) The Purchase Price shall be paid by the Purchaser as follows: ninety percent (90%) of the Purchase Price will be paid on the Transfer Date and the remaining ten percent (10%) constituting the Hold Back Amount shall be paid to the Seller pursuant to Section 2.03(c). The Purchaser and the Seller agree that it shall be impractical for the Purchaser and the Seller to determine the actual unpaid principal balance of the Mortgage Loan on or before the Transfer Date. Accordingly, the portion of the Purchase Price to be paid on the Transfer Date shall be based on the unpaid principal balance of the Mortgage Loans as of the Preliminary Pricing Cut-off Date. Within fifteen (15) days following the Transfer Date, the Purchaser and Seller shall conduct a reconciliation to determine the actual balance of the Mortgage Loans as of the Transfer Date and the Purchaser shall credit the purchase price differential against the Hold Back Amount to be paid to the Seller. To the extent that the Hold Back Amount is not sufficient to compensate the Purchaser for any such price differential, following such reconciliation the Seller shall refund to the Purchaser the amount by which such price differential exceeds the Hold Back Amount within three (3) Business Days of a request therefor from the Purchaser.

         (c) Within fifteen (15) days following the Transfer Date, the Purchaser shall deliver to the Seller a list of any servicing documents that are required to be delivered pursuant to the Transfer Instructions which have not been delivered to Purchaser or its designee and shall notify Seller of any errors with respect to the reconciliation statements provided pursuant to the Transfer Instructions (each such document deficiency or reconciliation statement error, a "Deficiency"). The Purchaser shall retain the Hold Back Amount for a period of ninety (90) days following the Transfer Date. During such time, the Purchaser shall have the right to reduce the Hold Back Amount to compensate the Purchaser for any expenses incurred by the Purchaser in connection with curing any document deficiencies pursuant to Section 4.04 (subject to the $25,000 limitation set forth in Section 4.04) or for losses resulting from the breach of any representation or warranty made by the Seller pursuant to Section 3.01. The remaining Hold Back Amount (reduced by the credit applied by the Purchaser pursuant to Section 2.03(b) or pursuant to the preceding sentence) shall be paid to the Seller on the ninetieth (90th) day following the Transfer Date.

         (d) The Purchaser and the Seller acknowledge and agree that a substantial portion of the Purchase Price being paid for the Servicing Rights relates to the Purchaser's acquisition of the Seller's right to receive prepayment penalties with respect to the Mortgage Loans and that any court, regulatory or other legal action that would restrict or otherwise impair the Purchaser's right to receive such prepayment penalties would have an adverse effect on the value of the Servicing Rights purchased hereunder. In order to provide a reserve amount to compensate the Purchaser for any diminution in value of the Servicing Rights due to any such event, on the Transfer Date, the Seller shall establish a reserve account, which may be an interest bearing account, in an amount equal to $1,500,000. Such amount shall be held in an account and at a banking institution each reasonably acceptable to the Purchaser and the Seller and shall require the joint signatures of the Purchaser and the Seller for any withdrawal or draw from such account. Any amounts held in such account shall be invested in investments which would customarily be deemed to be eligible investments pursuant to a customary rated securitization in the secondary market that are acceptable to the Purchaser. If at any time any court, regulatory or other legal action restricts or otherwise impairs the Purchaser's right to receive prepayment penalties on any Mortgage Loans, the Purchaser shall reasonably and in good faith determine the diminution in value of the Servicing Rights due such action and shall direct the payment of such amount to the Purchaser from such reserve account. To the extent that payments to the Purchaser have not reduced the balance of the account below such amount, the Seller shall have the right to withdraw $250,000 from the account on the three month, six month, nine month and one year anniversary of the Transfer Date. In addition, on the one year anniversary of the Transfer Date, any earnings in the reserve account shall be released to the Seller. Ten (10) days prior to the confirmation hearing for the final order from the Bankruptcy Court providing for the liquidation of the Seller, which hearing shall be not less than one year following the Transfer Date, any amount remaining in the reserve account shall be paid to the Seller.

         Section 2.04 REIMBURSEMENT OF ADVANCES.

         (a) On the Transfer Date, the Purchaser agrees to reimburse the Seller for 90% of the amount of the unreimbursed Advances which were outstanding as of the Preliminary Pricing Cut-off Date, which were made pursuant to the terms of any Servicing Agreement and which the Purchaser reasonably believes will be recoverable in accordance with the terms of such Servicing Agreement. Notwithstanding anything in this section to the contrary, the Purchaser shall not reimburse the Seller for any unreimbursed but reimbursable Advances which constitute principal and interest advances pursuant to the Pooling and Servicing Agreements or principal advances pursuant to the Participation Agreements which amounts may be netted from the amount of the Collection Accounts remitted to the Purchaser pursuant to Section 4.01(e)(1). The Seller shall, within two (2) Business Days after the Transfer Date, provide to the Purchaser evidence of the dollar amount of all Advances as of the Preliminary Pricing Cut-off Date, broken down by Servicing Agreement, made by the Seller as servicer which have not been previously reimbursed. As soon as practical following the Transfer Date the Purchaser and Seller shall reconcile the actual amount of Advances that were outstanding as of the Transfer Date and the recoverability status of such Advances and make any monetary adjustments to the amount required to be reimbursed to the Seller. Following such reconciliation, the remaining ten percent (10%) of the reimbursable Advance amount shall be paid to the Seller, as adjusted to reflect any monetary adjustments required to be made as a result of such reconciliation. To the extent that such remaining ten percent (10%) is not sufficient to compensate the Purchaser in connection with such reconciliation, the Seller shall refund to the Purchaser such price differential within three
(3) Business Days of a request therefor from the Purchaser. The foregoing true-up is anticipated to be completed within 15 Business Days following the Transfer Date on which date any payment required hereunder shall be made. The Purchaser shall be entitled to retain the full amount of any reimbursements for any Advances or Uncollected Late Charges that are received following the Transfer Date.

         Section 2.05 TRANSFER CONDITIONS.

         (a) The Purchaser's obligations to consummate its purchase of the Servicing Rights pursuant to this Agreement is subject to the satisfaction or waiver (other than with respect to subclause (v) below which shall not be waived without the consent of the Trustees and Master Servicers) on or prior to the Transfer Date of the following conditions:

                    (i) The Seller shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by them on or prior to the Transfer Date;

                   (ii) All of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Transfer Date, and no material deterioration shall have occurred to the Servicing Rights prior to the Transfer Date;

                  (iii) The Purchaser shall have received in escrow, or the Purchaser's attorneys shall have received in escrow, and the Trustees and Master Servicers shall have received copies of, each of the documents specified in
Section 4.01 for delivery on or prior to the Transfer Date, duly executed by all signatories other than the Purchaser, as required by the respective terms thereof;

                   (iv) The Purchaser, Trustees and Master Servicers shall have received copies of each Bond Insurer Letter, Master Servicer Letter and Trustee Letter required under the terms of each Pooling and Servicing Agreement as provided under Section 6.02;

                    (v) Any other approval of the transfer of the Servicing Rights required to be obtained under the related Servicing Agreements shall have been obtained and satisfactory evidence thereof provided to the Purchaser, Trustees, Master Servicers and their respective counsel;

                   (vi) The Seller shall have obtained the necessary Bankruptcy Court Order in accordance with all applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Local Rules of the Bankruptcy Court. The foregoing notwithstanding, if on or prior to August 1, 2000, any party obtains a stay pending appeal of the Bankruptcy Court's order approving the assumption and assignment of the Servicing Rights, then the parties' obligations pursuant to this Agreement to sell and purchase the Servicing Rights shall remain in effect to and including August 31, 2000, despite the existence of such stay, subject to a mutually agreed upon pricing adjustment; and

                  (vii) The Seller shall have provided to the Purchaser a list of any exceptions to the representations and warranties made in Section 3.01(i), 3.01(l) and Section 3.01(r) by July 6, 2000, and the Purchaser shall have determined by July 12, 2000 in its reasonable discretion that such exceptions do not materially and adversely affect the Servicing Rights.

         (b) The obligation of the Seller to consummate the sale of the Servicing Rights to Purchaser pursuant to this Agreement is subject to the satisfaction or waiver on or prior to the Transfer Date of the following conditions:

                  (i) The Purchaser shall have performed in all material respects all of its covenants and agreements contained herein which are required to be performed by it on or prior to the Transfer Date;

                  (ii) All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Transfer Date;

                  (iii) The Seller shall have received in escrow, or Seller's attorneys shall have received in escrow, and the Trustees and Master Servicers shall have received copies of, a copy of the Purchaser's Closing Certificate in the form of Exhibit 9 hereto; and

                  (iv) The Purchaser shall have paid to the Seller the portion of the Purchase Price required to be paid on the Transfer Date.

         Section 2.06 BREAKUP FEE.

         (a) In the event the Seller enters into an alternative transaction pursuant to Section 2.07 (an "Alternative Transaction") then the Seller will pay the Purchaser a breakup fee in the amount equal to $100,000 (the "Breakup Fee"), such amount to be paid within two (2) Business Days following the consummation of such Alternative Transaction. If the Breakup Fee is not paid from the proceeds of an Alternative Transaction for any reason, in violation of the terms of the Bankruptcy Court order described in Section 2.06(b) below, the Breakup Fee will be paid as an administrative claim of the bankruptcy estate and shall accrue interest from the date required for payment at a per annum rate equal to the one month LIBOR rate as in effect from time to time.

         (b) The Seller agrees to obtain not later than July 14, 2000, an order of the Bankruptcy Court (i) approving the amount and manner of payment of the Breakup Fee described in Section 2.06(a), (ii) determining that, in the event that a proposal for an Alternative Transaction is accepted by the Seller and the Bankruptcy Court for the Servicing Rights, cash proceeds from the sale of the Servicing Rights equal to the Breakup Fee is not encumbered by any lien of any party, pursuant to Section 506(a) and (c) of the Bankruptcy Code or by agreement of otherwise, and further that such proceeds shall be used for the purpose of paying the Breakup Fee to the Purchaser in accordance with the terms of this Agreement; and (iii) determining that, if the sale of the Servicing Rights to the Purchaser does not occur on or before July 31, 2000 or such later date reasonably agreeable to the parties hereto, because an Alternative Transaction is accepted by the Seller and the Bankruptcy Court, that the Seller shall pay the Breakup Fee to the Purchaser within two (2) Business Days following the closing of such Alternative Transaction.

         Section 2.07 OVERBID PROCEDURES.

         Third parties interested in acquiring the Servicing Rights, may submit to the Seller an acquisition proposal (an "Acquisition Proposal") including terms and conditions that are at least as favorable to the Seller as those set forth in this Agreement, in accordance with the provisions of a sales procedure order of the Bankruptcy Court which shall include terms and procedures as set forth in the order entered on June 29, 2000.

         Section 2.08 LIQUIDATED DAMAGES.

         In the event that the Servicing Rights for the Mortgage Loans are not transferred to the Purchaser on or before July 31, 2000 or such later date reasonably agreeable to the parties hereto (including any date provided pursuant to Section 2.05(a)(vi)) for any reason, other than due to a breach by the Purchaser of this Agreement, then the Seller will pay the Purchaser as liquidated damages an amount equal to $100,000, such amount to be paid within two (2) Business Days following July 31, 2000 (or within two (2) Business Days following such later date by which the Purchaser and the Seller had agreed to transfer the Servicing Rights). The payment of liquidated damages pursuant to this Section 2.08 or the payment of the Breakup Fee pursuant to Section 2.06 shall constitute the sole and exclusive remedies available to the Purchaser in connection with the Seller's failure to sell the Servicing Rights to the Purchaser as provided herein. In the event that the Servicing Rights for the Mortgage Loans are not transferred to the Purchaser as a result of the Seller entering into an Alternative Transaction with respect to which the Breakup Fee has been paid pursuant to Section 2.06, the Purchaser shall not be entitled to receive liquidated damages pursuant to this Section 2.08.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents, warrants and covenants to the Purchaser as to the Servicing Rights (and the related Mortgage Loans) that as of the Transfer
Date:

         (a) The Seller is a corporation duly organized and in good standing under the laws of the state under whose laws it is organized and was at all material times and now is qualified to do business and duly licensed in those states in which each Mortgaged Property is located if the laws of such states require qualification or licensing for the servicing of the Mortgage Loans.

         (b) Subject to Bankruptcy Court approval, the Seller has full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform all its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, shareholder or other action, and this Agreement has been duly and validly executed and delivered by the Seller and is valid and enforceable against the Seller in accordance with its terms.

         (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by any Seller of, or compliance by any Seller with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained such approval. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon, any of the Mortgage Loans, the Servicing Rights or the properties or assets of the Seller, any of the terms, conditions or provisions of its charter or by-laws or any similar corporate documents of the Seller or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Seller is now a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order (including the Bankruptcy Court Order), ruling or regulation applicable to it, or to the Servicing Rights.

         (d) Except as previously disclosed to the Purchaser in writing, there is no litigation or action at law or in equity pending, or, to its knowledge, threatened in writing against the Seller and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially affect the Servicing Rights or the Seller's ability to consummate the transactions contemplated hereby.

         (e) The sale and transfer of the Servicing Rights by the Seller are not subject to the bulk transfer or similar statutory provisions of applicable state or federal law.

         (f) Subject to Bankruptcy Court approval, the Seller is the sole holder of the Servicing Rights and has good and marketable title to and has the right to assign and transfer the Servicing Rights as of the Transfer Date and to assign, transfer and deliver the Servicing Rights as contemplated by this Agreement free and clear of any and all claims, charges, defenses, security interests, liens, offsets and encumbrances.

         (g) The Seller was at all material times duly licensed in order to originate, sell or service the Mortgage Loans and has obtained from any originator or prior holder of the Mortgage Loans a representation to that effect. The Bankruptcy Court Order shall provide that the Purchaser shall have no liability for any default by the Seller in the performance of its obligations under any Servicing Agreement.

         (h) The Seller has taken all necessary steps to make and keep any hazard insurance policy and title insurance policy valid, binding and enforceable; and to the best knowledge of the Seller, each such insurance policy is the binding, valid and enforceable obligation of the private insurer to the full extent thereof, without surcharge, defense or set-off, subject to bankruptcy and insolvency laws.

         (i) To the actual knowledge of the Seller's President, Chief Executive Officer and General Counsel, as of July 1, 2000, there are (i) no material pending claims filed against the Seller in the Seller's pending bankruptcy case, and (ii) no material pending lawsuits or governmental investigations commenced against the Seller with respect to which the Seller has been duly served with legal process, which relate to the Mortgage Loans or the Seller's right to sell, assign and transfer the Servicing Rights, other than those disclosed to the Purchaser in writing and usual and customary actions such as foreclosure proceedings as to the Mortgage Loans.

         (j) The information set forth on the Mortgage Loan Schedule and the Data Base, and on any updates thereof or other document, instrument or schedule furnished to the Purchaser by the Seller or one of its affiliates pursuant to, or prior to and in connection with, this Agreement is accurate and complete in all material respects, and relates exclusively to the subject Mortgage Loans, as of the dates indicated thereon or otherwise applicable. All Mortgage Loan interest rate information is net of any and all insurance premiums.

         (k) All Collection Accounts and Escrow Accounts are maintained by the Seller and have been maintained in accordance with applicable law, the terms of the Mortgage Loans and the Servicing Requirements related thereto. The Escrow Payments required by the Mortgages which have been paid to the Seller for the account of the Borrower are on deposit in the appropriate Escrow Account.

         (l) Subject to the exception report provided to the Purchaser, all documentation with respect to the servicing of the Mortgage Loans has been properly and accurately completed and executed, and all documents required hereby or by Servicing Requirements to be in the Custodial File and Mortgage File are contained therein and final certifications thereto by the Custodian have been completed.

         (m) All funds received by the Seller in connection with the Mortgage Loans, including, without limitation, foreclosure proceeds, fire insurance proceeds from fire losses, condemnation proceeds and principal reductions, have promptly been deposited in the Collection Account or Escrow Account, and all such funds have been applied to reduce the principal balance of the Mortgage Loans in question, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by applicable law and the Servicing Requirements.

         (n) All payments received by the Seller with respect to any Mortgage Loan have been remitted and properly accounted for pursuant to Servicing Requirements. No payment of principal or interest on any such Mortgage Loan has been forgiven, suspended or rescheduled except as disclosed on the Mortgage Loan Schedule and Data Base, and no waiver, alteration or modification which would adversely affect the value of the Servicing Rights has been made to the terms or provisions of such Mortgage Loans except as disclosed on the Mortgage Loan Schedule and Data Base.

         (o) The Seller has complied in all respects with every applicable federal, state, or local law, statute, and ordinance, and any rule, regulation, or order issued thereunder in connection with the servicing of the Mortgage Loans. The collection and all other practices of the Seller in connection with the servicing of the Mortgage Loans including, without limitation, the timing and manner of liquidation, are and have been reasonable, prudent and customary and in conformity with accepted servicing practices of prudent lending institutions and in compliance with all applicable laws. There has been no improper act or omission or alleged improper act or omission, or material error by the Seller or any employees, agent or representative of the Seller, with respect to the servicing of any of the Mortgage Loans. The Mortgage Loan documents being delivered to the Purchaser are adequate and sufficient to properly service the Mortgage Loans in accordance with the standards set forth in the Servicing Agreements.

         (p) All Mortgaged Properties are currently insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located (including, where required by applicable rules or regulations, flood insurance policies)pursuant to insurance policies in conformity with Servicing Requirements and in an amount at least equal to the outstanding principal balance of the applicable Mortgage Loans or, where applicable, carry a sufficient amount of guaranteed replacement cost coverage.

         (q) None of the Servicing Rights are subject to recourse against the servicer for losses on liquidation of a Mortgage Loan, or otherwise or any third party expenses such as attorney's fees and restoration expenses, or to repurchase obligations upon the occurrence of non-payment or other events.

         (r) There are no sub-servicing agreements with respect to the Mortgage Loans. Each Servicing Agreement delivered to Purchaser represents a certified copy of the original as it may have been amended and in either case represents true, correct, and complete copies of the same. Each of the Servicing Agreements is in full force and effect and has not been amended, modified, or altered, except as the same shall have been provided to Purchaser. Except as disclosed to the Purchaser in writing, the Seller is not a party to or subject to any agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, consent decree, advisory settlement, compromise, litigation, or other agreement or understanding with any Investor, court or other governmental agency or body which seeks to modify, interpret or clarify or has the effect of modifying, interpreting, or clarifying any of the terms of the Servicing Agreements or otherwise affects Seller's servicing obligations and practices (including, without limitation, Seller's escrow practices).

         (s) Each Servicing Agreement delivered to the Purchaser on the Transfer Date is a copy of an executed original and represents a true, correct and complete copy of the same. Each Servicing Agreement is in full force and effect and, to the best of the Seller's knowledge, has not been amended, modified or altered; the Seller has performed and shall perform all obligations to be performed under the related Servicing Requirements. The Seller has serviced the Mortgage Loans and has kept and maintained complete and accurate books and records in connection therewith, all in accordance with the related Servicing Requirements, and the Seller has made all remittances required to be made by it under the related Servicing Agreement.

         (t) The dollar amount of Advances with respect to the Mortgage Loans to be provided by the Seller to the Purchaser pursuant to this Agreement will be true and correct as of the date given. Nothing has come to the attention of Seller that would lead the Seller to believe that any Advance is not recoverable pursuant to the related Servicing Agreement.

         (u) All of the terms and conditions of each Pooling and Servicing Agreement have been complied with in connection with the sale and transfer of the Servicing Rights, and the Seller has obtained all required approvals and consents from the trustees, insurance carriers, master servicers and any other necessary parties pursuant to each applicable Pooling and Servicing Agreement for the transfer of the Servicing Rights to the Purchaser.

         Section 3.02 CERTAIN PROVISIONS RELATING TO THE SELLER'S
REPRESENTATIONS AND WARRANTIES.

         The Seller agrees that the representations and warranties set forth in
Section 3.01 shall survive the sale of the Servicing Rights to the Purchaser, the Transfer Date, any resale thereof in whole or in part by the Purchaser and the delivery of each Mortgage File to the Purchaser and shall inure to the benefit of the Purchaser and its successors and any subsequent holder of the Servicing Rights or any of them, notwithstanding any qualified endorsement or Assignment of Mortgage or the examination or lack of examination of any Mortgage File; provided that each of the representations and warranties shall terminate on the date which is ten (10) days prior to the confirmation hearing for the final order from the Bankruptcy Court providing for the liquidation of the Seller, which hearing shall be not less than one year following the Transfer Date.

         Section 3.03. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser represents, warrants and covenants to the Seller that, as of the Transfer Date:

         (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has all requisite power and authority to own its properties and carry on its business as and where now being conducted. The Purchaser has all requisite power and authority to enter into this Agreement, and the agreements to which it is or will become a party as contemplated by this Agreement, and to carry out the transactions contemplated hereby.

         (b) The execution and delivery by the Purchaser of this Agreement, and of the agreements to be entered into pursuant hereto, and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary action, and this Agreement and such other agreements constitute valid and legally binding agreements enforceable in accordance with their respective terms.

         (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under or be prohibited by, or require any additional approval, waiver or consent under the Purchaser's charter or other agreement relating to its organization or any instrument or agreement to which it is a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, or to the Servicing Rights.

         (d) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against the Purchaser and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially affect the Servicing Rights or the Purchaser's ability to consummate the transactions contemplated hereby.

         (e) Other than the consents required to be obtained by the Seller pursuant to this Agreement, no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Purchaser has obtained such approval.

                                   ARTICLE IV

                            TRANSFER DATE DELIVERIES
                            ------------------------

         Section 4.01 DOCUMENTS, SCHEDULES AND EXHIBITS REQUIRED WITH RESPECT TO THE TRANSFER DATE.

         The Seller shall deliver to the Purchaser, or as otherwise designated by the Purchaser, on the Transfer Date or such other date as shall be specified herein the following documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser:

         (a) Letters reasonably satisfactory to the Purchaser dated the Transfer Date stating the incumbency of any Seller's signatory of all applicable certificates and opinions described in this Section 4.01.

         (b) A Seller's Closing Certificate with copies of the Mortgage Loan Schedules attached thereto for the Participation Mortgage Loans and the Pooled Mortgage Loans. Such Seller's Closing Certificate shall be delivered on the Transfer Date.

         The Seller shall deliver to the Purchaser the documents and files and perform any other obligations specified in the Transfer Instructions attached hereto as Exhibit 3, by the dates specified therein.

         The Seller shall deliver on the dates specified herein, the following documents and files to the Purchaser:

         (a) The Seller shall submit or cause to be delivered to the Purchaser all of the consents required pursuant to Section 6.02 on or before the Transfer Date.

         (b) If required or permitted by the related Servicing Agreement, the Seller shall prepare, or cause to be prepared, Assignments of Mortgage to the Trustee or any other required party under any Servicing Agreement (including any intervening Assignment of Mortgage), and, in any event, prepare and cause to be recorded Assignments of Mortgage in conformity with Servicing Requirements. Blanket Assignments of Mortgage, if permitted by the applicable Investor and local recordation authority, are acceptable except as set forth below. The Seller has engaged, at its cost, Richardson Consulting to prepare and record all Assignments of Mortgage that are required to be provided to the Trustee or any other required party under any Servicing Agreement. The Purchaser shall use reasonable efforts to enforce the obligations of Richardson Consulting in connection with the preparation and recording of such Assignments of Mortgage. A copy of each of such Assignment of Mortgage shall be delivered to the Purchaser on or before the Transfer Date.

         The Seller shall deliver on the Transfer Date a certification signed by an authorized officer that all Assignments of Mortgage have been sent for recording and all recorded Assignments of Mortgage have been requested to be returned to the Custodian. To the extent received by the Seller following the Transfer Date, the Seller shall subsequently send the original recorded Assignments of Mortgage to the Custodian with a copy to the Purchaser via a nationally-recognized overnight courier. To the extent received by the Purchaser, the Purchaser shall subsequently send the original recorded Assignments of Mortgage to the Custodian via a nationally-recognized overnight courier.

         Seller will pay all costs of preparing and recording Assignments of Mortgage.

         (c) On or prior to the Transfer Date, the Seller shall have made all payments of taxes and insurance and other escrow items for which Seller has received a bill or invoice prior to the Transfer Date. The Seller shall reimburse the Purchaser upon request for any penalties or costs incurred due to non-payment of tax, or insurance or other escrow items as a result of the Seller's failure to perform as provided in this subsection (d). Advances of tax, insurance payments and escrow payments, and advances of principal and interest shall be reimbursed to the Seller as provided in Section 2.04.

         (d) The Seller shall provide to such Purchaser within a reasonable time prior to the Transfer Date, records as may be reasonably requested by the Purchaser for the Purchaser to review the investor accounting status of the Mortgage Loans; such records shall include, but, shall not be limited to, the following: (i) monthly Investor remittance reports for at least the previous six months, (ii) most recent trial balance and Pool-to-Security reconciliation, minimum cash or expected principal and interest and schedule of principal and interest collected, and (iii) records relating to all Mortgage Loans liquidated during the past six months showing sales prices, expenses, etc.

         (e) Seller shall have furnished the Purchaser with the following additional information and documents not later than the Transfer Date, except where otherwise specified:

            (1) A wire transfer, or at the Purchaser's option, a check, payable to the Purchaser, in trust for the applicable Investors and/or Borrowers in an amount equal to the outstanding balances identified on the mortgage records in full payment of all funds held or due in the applicable Collection Accounts and Escrow Accounts and any unremitted principal or interest net of any amounts permitted pursuant to subsection (d) herein. Funds representing the amounts deposited in such accounts as of the day prior to the Transfer Date must be received by the Purchaser by the Transfer Date and any amounts received by the Seller on the Transfer Date must be remitted to the Purchaser within two (2) Business Days following the Transfer Date. The Seller shall be permitted to reduce the remittance allocable to the Collection Accounts by the net amount of the unreimbursed but reimbursable Advances of principal and interest made pursuant to the Pooling and Servicing Agreements and unreimbursed but reimbursable principal advances made pursuant to the Participation Agreements. The Seller shall provide the Purchaser with a loan by loan reconciliation of such principal and interest advances within five (5) Business Days following the Transfer Date;

            (2) A hard copy of the Seller's system trial balance as of such Transfer Date, which shall include, without limitation, as to each Mortgage Loan: (i) the Mortgage Loan number, (ii) the next due date, (iii) the principal balance thereof, (iv) the escrow balance, and (v) the Monthly Payment, and escrow; this hard copy trial balance must be received by the Purchaser by the second Business Day after such Transfer Date;

            (3) The Mortgage File on each Mortgage Loan processed and shipped in compliance with Exhibit 3;

            (4) Trial balances and pool to Investor security reconciliations for each Pool for each month for at least the last six months as reasonably available and to the extent reasonably necessary to and requested by such the Purchaser, including the month of transfer and a reconciliation of the over and/or under collateralization for each Pool and corrections/adjustments for all under collateralized Pools;

            (5) Complete principal and interest, tax, and insurance bank account reconciliations as of such Transfer Date (to be delivered within five (5) Business Days following the Transfer Date);

            (6) The loan analysis (including tax and interest statement) for each Mortgage Loan to the extent such loan analysis is reasonably necessary to and requested by such the Purchaser;

            (7) Foreclosure and bankruptcy files and collection records, including collection cards, default letters, demand letters, payment plans and other forbearance agreements, and property inspections for each Mortgage Loan as required by Servicing Requirements;

            (8)        Within two (2) Business Days following the Transfer Date,
                       (A) a certification by an appropriate officer of the Seller to the effect that the Seller has caused the documents (including, without limitation, each executed Mortgage and related Mortgage Note, title policy and mortgage insurance policy, and/or certificate, as the case may be) for each Participation Mortgage Loan to have been delivered to the Purchaser or its designee, including a release certification from the Seller's custodial bank and (B) evidence of the assignment of the Seller's rights under each custodial agreement relating to the Pooled Mortgage Loans to the Purchaser and the acceptance of such assignment by the Custodian; and

            (9) The Seller shall deliver to the Purchaser a copy of any available certification executed on each Pool or, if such certification is not available, the Seller shall deliver to the Purchaser a status report on a loan-by-loan basis, listing said missing documentation.

         (f) All records delivered or transferred to the Purchaser shall be clearly identified, segregated by Pool and in Seller loan number order. All boxes shall be sequentially labeled and contain a complete listing of Mortgage Files therein. The Seller shall provide the Purchaser a summary schedule reflecting Mortgage Files therein and exceptions thereto and the Purchaser shall sign and return one copy of the summary schedule.

         (g) No later than two (2) Business Days after the Transfer Date, a copy of the Seller's delinquency report showing the due date of the Monthly Payment and the paid-to date as of such Transfer Date.

         (h) No later than two (2) Business Days after the Transfer Date, a copy of loan payment history and escrow analysis for each Mortgage Loan since origination.

         (i) No later than two (2) Business Days after the Transfer Date, a list of the taxing authorities, due dates, amounts due, payee codes, reason for disbursement, optional insurance remittance date, and amounts and/or assignable tax contracts with a real estate tax service accompanied by a copy of the Seller's letter or computer listing to the tax servicer requesting assignment to the Purchaser.

         (j) No later than ten (10) Business Days after the Transfer Date, the Seller's certification that either (1) with respect to Mortgage Loans as to which the Seller maintains escrows for such items, all real estate and property taxes have been paid on all related Mortgaged Properties for which such taxes are payable or the net payment period will expire within thirty (30) days before or after the Transfer Date, as requested by the Purchaser or (2) otherwise, Seller has received no notice of delinquent taxes.

         (k) No later than ten (10) Business Days after the Transfer Date, the Seller's certification that either (1) with respect to Mortgage Loans as to which the Seller maintains escrows for such items, all Insurance Policy premiums have been paid on all Mortgaged Properties which premiums are due or will become due within thirty (30) days before or after the Transfer Date, as requested by the Purchaser or (2) otherwise, Seller has received no notice of delinquent premium payments.

         (l) At least fifteen (15) days prior to the Transfer Date, copies of notifications prepared by the Seller, in duplicate, addressed to each of the related insurance companies requesting endorsements to the mortgagee clause to the Purchaser.

         (m) At least fifteen (15) days prior to the Transfer Date, copies of the Seller's notice of transfer letters to each Borrower and insurer as required in Section 6.02 hereof. Such notices shall inform the Borrower and insurer to address all communication and remittances to the address of the Purchaser.

         (n) A Seller's Closing Certificate, dated the Transfer Date.

         (o) At least fifteen (15) days prior to the Transfer Date, a certified true copy of each Servicing Agreement.

         (p) No later than fifteen (15) Business Days after the Transfer Date, the Seller's certification of the Advances as of the Transfer Date, the amount thereof to be paid in cash by the Purchaser pursuant to Section 2.04.

         Section 4.02 ACCESS TO INFORMATION.

         Upon reasonable prior notice to the Seller, the Seller shall afford reasonable cooperation to the Purchaser and its counsel, accountants and other representatives in providing reasonable access during normal business hours throughout the period prior to the Transfer Date, to the Mortgage Files and all the Seller's files, books and records relating to the Mortgage Loans, the Advances and the Servicing Rights; provided, however, that the Seller shall be entitled to take reasonable and appropriate actions to assure that the Purchaser maintains the confidentiality of the names and addresses of the Borrowers under the Mortgage Loans and all non-public information obtained in such investigation that could reasonably be construed to be of a confidential or proprietary nature, and the Seller shall provide the Purchaser with access to and reasonable cooperation with its officers and employees. The Purchaser and its representatives and affiliates shall treat as confidential all information obtained in such investigation and not otherwise in the public domain. Following the Transfer Date, to the extent permitted by applicable law, upon reasonable prior notice to the Purchaser, the Purchaser shall allow the Seller, at the Seller's cost, to have reasonable access to the Mortgage Files to the extent that such access is necessary in connection with any legal proceedings with respect to the Mortgage Loans in which the Seller is a party.

         Section 4.03 TRANSFER EXPENSES.

         Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement. The Seller shall be responsible for all costs of preparing and recording Assignments of Mortgage as contemplated hereby, all Investor transfer fees required hereunder, and all costs related to preparing, obtaining and delivering such documents as are necessary under the Real Estate Settlement Procedures Act and the Cranston Gonzalez National Affordable Housing Act of 1990. The Seller shall deliver notices to each Borrower regarding the transfer of the related Mortgage Loan and provide a copy of such notices in a form reasonably acceptable to the Purchaser. The Purchaser shall pay all costs related to Purchaser's computer service transfer and for shipping the loan files.

         Section 4.04 DOCUMENT DEFICIENCIES.

         Following the Transfer Date, the Purchaser agrees to exercise reasonable and prudent efforts to assist the Seller in curing the document deficiencies identified on Exhibit 7 hereto with respect to the Mortgage Loans; provided that, the Purchaser shall not be responsible for any out of pocket costs incurred in connection with curing any such document deficiencies. The Purchaser agrees to designate sufficient personnel to assist in curing any such document deficiencies and to cooperate with the Trustees and Custodians in connection with tracking, identifying and curing same. In the event that the Purchaser incurs any such out of pocket costs, the Purchaser shall be reimbursed for such costs (up to a maximum of $25,000) from the Hold Back Amount as provided in Section 2.03(c) of this Agreement, and, in the event that the Hold Back Amount is not sufficient to reimburse the Purchaser for the full amount of such costs (up to a maximum of $25,000), the Seller shall reimburse such amounts to the Purchaser.

                                    ARTICLE V

                     ADMINISTRATION OF TRANSFER OF SERVICING
                     ---------------------------------------

         Section 5.01 NOTICE LETTERS OF TRANSFER.

         No less than fifteen (15) days prior to the Transfer Date, unless otherwise agreed by the parties, the Seller shall, at the Seller's expense, notify each Borrower of the transfer of the Servicing Rights and instruct the Borrower to remit all Monthly Payments and all tax and insurance notices to the Purchaser after the Transfer Date. Such letters shall be mailed on such date and be in such form as is reasonably acceptable to the Seller and the Purchaser. The Seller shall exchange copies of letters with the Purchaser prior to mailing and shall cooperate on a joint mailing program for notification to the Borrowers. The Seller shall also, at Seller's expense, notify any Custodian and insurance companies and/or agents, that the Servicing Rights are being transferred and instruct such entities to deliver all payments, notices, and insurance statements to the Purchaser after the Transfer Date. Such notices shall instruct such entities to deliver, from and after the Transfer Date, all applicable payments, notices, bills, statements, records, files and other documents to Purchaser. All such notices sent to hazard, flood, earthquake, private mortgage guarantee and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to "Ocwen Federal Bank, FSB, its successors and assigns" or as otherwise required under applicable Servicing Requirements. Seller shall be responsible for the cost of preparing and delivering the notices described in this Section and shall provide Purchaser with a copy of the form of each notice used by Seller to comply with this Section.

         Section 5.02 STATEMENTS.

         The Seller shall provide the Purchaser within a reasonable period following the Transfer Date (which shall not exceed sixty days) with all the information necessary to provide each Borrower with an annual year-end statement in accordance with Investor, and Internal Revenue Service or Treasury Department regulations. Such information shall reflect the status of the Mortgage Loans up to and including the Transfer Date and cover the period of time the Mortgage Loans were serviced by the Seller.

         Section 5.03 TAX CONTRACTS.

         The Seller shall cooperate with the Purchaser to accomplish an EDP tape transfer of any tax contracts that are in effect, and reasonably promptly following the Transfer Date the Seller shall assign to the Purchaser "life-of-loan" assignable tax contracts with Fidelity National Tax Service on each Mortgage Loan. The Seller shall also pay any fees required to transfer the existing transferable tax service contracts to the Purchaser. In the event that such a "Life-time" tax contract is not presently in force, not presently assignable to a Purchaser or not documented with a complete EDP tax record, the Seller agrees to pay all fees necessary to obtain a tax contract for the related Mortgage Loan subject to a maximum fee per Mortgage Loan of $15.00.

         Section 5.04 PAYMENTS AND NOTICES RECEIVED AFTER THE TRANSFER DATE.

         The Seller and the Purchaser acknowledge that, during the sixty (60) day period after the Transfer Date, all funds received in connection with the Mortgage Loans, including, but not limited to, tax, insurance, principal, interest and all other types of payments, including, without limitation, mortgage guaranty or mortgage insurance payments, insurance loss drafts and tax refunds, are to be immediately paid over to the Purchaser without offset or deduction. The Purchaser shall be entitled to the service fees and other Servicing Related income on all such payments. During such sixty (60) day period such funds shall be identified by the Seller's loan numbers and shall be immediately transferred to the Purchaser at the Seller's expense by overnight courier, for next Business Day delivery, at the address for notices to the Purchaser. In addition, Seller shall deliver or cause to be delivered to the Purchaser, as promptly as practicable after receipt by Seller, copies of all correspondence received from any Investor or any Borrower or otherwise relating to any Mortgage Loans. Following such sixty (60) day period, all such funds and correspondence shall be returned to the sender with a letter of explanation a copy of which letter shall be sent to the Purchaser. The Seller hereby covenants and agrees that it shall maintain such staff and facilities during such sixty
(60) day period that are sufficient to perform all of such responsibilities.

         Section 5.05 EDP DEPARTMENT.

         The Seller will cause its EDP department to cooperate with the Purchaser, and the Seller will provide a test tape, trial tape, and an accurate conversion tape containing all history maintained by the EDP department with respect to the period from July 1996 through the Transfer Date, Pool and loan information as of the Transfer Date so as to complete the conversion of all loan, Pool, and security information recorded on an EDP to EDP basis, or such other basis as may reasonably be requested by Purchaser, including the information set forth in Section 4.01. Such tapes shall be provided to Purchaser in accordance with Section 4.01.

         Section 5.06 CUSTODIAN APPROVAL.

         Prior to the Transfer Date, the Seller will use its best efforts to, obtain and deliver to the Purchaser a letter from the Seller's document Custodian(s) for the Pooled Mortgage Loans reflecting its or their willingness to continue to perform the custodial activities for the Purchaser. Such approval shall specify all current prices that the Custodian will charge the Purchaser for services. The Seller will facilitate the assignment of any existing agreement with respect to the Pooled Mortgage Loans between such Custodian and the Purchaser, and the Purchaser hereby assumes as of the Transfer Date the Seller's obligations as "Servicer" under the Custodial Agreement dated as of December 1, 1999 among The Chase Manhattan Bank as trustee, First Alliance Mortgage Company as servicer, First Alliance Mortgage Company as seller and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association) as custodian. The Purchaser shall pay the fees and expenses of the Custodians incurred following the Transfer Date as specified in the related custodial agreements.

         Section 5.07 MISSING SOCIAL SECURITY NUMBER; FORMS W-8 OR W-9.

         The Seller will provide a report satisfactory in form and content to the Purchaser to substantiate compliance with Internal Revenue Service and other applicable Treasury Department regulations and requirements applicable to reporting of interest and obtaining Social Security numbers. The Seller also agrees to provide the certification of an authorized officer that the Seller has complied with all Internal Revenue Service and U.S. Treasury Department requirements for due diligence in obtaining and maintaining tax identification numbers for each Mortgage Loan transferred. In addition to the foregoing, the Seller agrees to reimburse the Purchaser for any and all penalties incurred because of Internal Revenue Service and, or, Treasury Department requirements for any missing tax numbers and forms incurred as a result of infractions prior to the Transfer Date.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

         Section 6.01 PUBLICITY.

         As soon as practicable after the Closing, a joint press release, in such form as mutually agreed by the parties hereto, shall be issued by the parties hereto. No other publicity regarding the transactions contemplated by this Agreement shall be made without the prior written approval of the parties hereto, except as may be required by applicable law upon the advice of counsel; provided that, the Seller and the Purchaser shall have the right to file this Agreement with, and disclose the terms hereof to, the Bankruptcy Court and to disclose the terms hereof to the Seller's creditors and their representatives and advisors.

         Section 6.02 CONSENTS.

              (a) The purchase and sale of any Servicing Rights is subject to Seller obtaining all Bond Insurer Letters, Master Servicer Letters and Trustee Letters at its sole expense. The Seller shall obtain such letters prior to the Transfer Date. The Purchaser shall cooperate with Seller in obtaining such consent letters and shall timely respond to all reasonable requests from the Investor concerning the Purchaser and its business operations. The Seller shall notify the Purchaser in writing immediately upon obtaining such consent letters, and the Seller shall provide a copy of each such consent letter to Purchaser.

              (b) If Seller fails, for any reason, to obtain consent letters required pursuant to Section 6.02(a) from any applicable Bond Insurer, Master Servicer or Trustee before the Transfer Date, the Purchaser and the Seller shall have the option, each in its sole and absolute discretion upon notice to the other party, to terminate this Agreement in its entirety, and, the Seller shall pay the Purchaser liquidated damages as provided pursuant to Section 2.08 upon such termination by the Seller or the Purchaser; provided that such liquidated damages shall not be required to be paid if the Bankruptcy Court determines that such consents are not required and the Purchaser elects to terminate this Agreement.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 7.01 AMENDMENT.

         This Agreement may be amended from time to time by the Purchaser and the Seller only by written agreement signed by the Purchaser and the Seller, and with the prior written consent of the Trustees and Master Servicers, which consent shall not be unreasonably withheld.

         Section 7.02 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

         Section 7.03 NOTICES.

         All notices or other communications hereunder shall be in writing and shall be deemed to have been given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day following dispatch if sent by a nationally recognized overnight courier; or (c) upon completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provided immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

                       If to the Purchaser:

                       Ocwen Federal Bank FSB
                       The Forum, Suite 1002
                       1675 Palm Beach Lakes Blvd.
                       West Palm Beach, Florida 33401
                       Attention: Secretary
                       Facsimile Number: (561) 682-8177
                       Confirmation Number (561) 682-8517

                       If to the Seller

                       First Alliance Mortgage Company
                       17305 Von Karman Avenue
                       Irvine, California 92614
                       Attention: Francisco Nebot / Anne Lane
                       Facsimile Number: (949) 224-6696

                       Confirmation Number (949) 224-8403

         Section 7.04 EXHIBITS.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 7.05 GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular;

              (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 7.06 REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 7.07 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument. It shall not be necessary in making proof of this Agreement or any counterpart thereof to produce or account for any other counterpart.

         Section 7.08 ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties hereto and supersedes all rights and prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assignable in whole or in part by the Seller or the Purchaser without the written consent of the other party hereto and subject to the acquisition of all consents required under the terms of the applicable Pooling and Servicing Agreements and the approval of the Bankruptcy Court. This Agreement and any rights, remedies, obligations or liabilities under or by reason of the Agreement shall inure to the benefit of and be binding on the parties hereto or their respective successors and permitted assigns.

         Section 7.09 INTENTION OF THE PARTIES

         It is the intention of the parties that the Seller is selling, and the Purchaser is purchasing, only the Servicing Rights to the Mortgage Loans and not any interest in the Mortgage Loans themselves.

         Section 7.10 BROKERAGE COMMISSIONS.

         The Purchaser and the Seller represent, each to the other party hereto, that it has dealt with no broker in connection with the transactions contemplated by this Agreement other than a broker whose compensation is the sole responsibility of the party that retained such broker, and each party shall indemnify the other party against any claims for brokerage commissions based solely on such party's own acts.

         Section 7.11 FURTHER ASSURANCES.

         From time to time prior to the Transfer Date, the Seller shall furnish to the Purchaser such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports as may reasonably be requested by the Purchaser and as are reasonably normal and customary in the mortgage servicing industry, and the Purchaser and the Seller shall afford reasonable cooperation each to the other both prior to and following the Transfer Date.

         The Seller and the Purchaser will each, at the request of the other, execute and deliver to each other all such other instruments or documentation that either may reasonably request in order to perfect the transfer, assignment and delivery to the Purchaser of the Servicing Rights and the consummation of the agreements hereunder, and the assumption by the Purchaser of the Servicing Rights and the obligations set forth herein.

         Section 7.12 CONSENT AGREEMENT.

         Notwithstanding any provision of this Agreement to the contrary, in the event that any provision of this Agreement is inconsistent or conflicts in any way with the provisions of the Consent Agreement (the "Consent Agreement"), dated as of July 14, 2000, by and among the Seller, the Trustees, the Master Servicers, the Bond Insurers and the Purchaser, then the provisions of the Consent Agreement shall control.

         IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                      OCWEN FEDERAL BANK FSB,
                                             (Purchaser)


                                      By: /S/ Richard Delgado
                                         ---------------------------------------
                                      Title: Vice President
                                            ------------------------------------
                                      Dated:
                                            ------------------------------------


                                      FIRST ALLIANCE MORTGAGE COMPANY,
                                             (Seller)


                                      By: /S/ Francisco Nebot
                                         ---------------------------------------
                                      Title: President and CFO
                                            ------------------------------------
                                      Dated:
                                            ------------------------------------

                                    EXHIBIT 1

                            CONTENTS OF MORTGAGE FILE

              With respect to each Mortgage Loan, the Mortgage File shall include each of the following items:

      1.      Copy of the original Mortgage Note.

      2. Copy of the original recorded Mortgage or Deed of Trust or certified true copy of the Mortgage submitted for recording if the original recorded Mortgage has not yet been returned except that, in Louisiana and Puerto Rico, a true copy thereof, certified by a Notary, may be substituted and if the Mortgage Loan is evidenced by a consolidated mortgage and the consolidation was not accomplished within the body of the most recent Mortgage of record, then a copy of the original recorded Consolidation Agreement shall be included as well.

      3. A copy of the original Assignment of Mortgage executed by the Seller pursuant to Servicing Requirements, which assignment shall be in form and substance acceptable for recording and, if required by Servicing Requirements, recorded. Subject to the foregoing and to Servicing Requirements, such assignments may be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county.

      4.      Copy of the original policy of lender's title insurance.

      5.      Evidence of all Insurance Policies and Insurance Agreements.

      6. Copy of the original of each assumption, extension and modification agreements.

      7.      Copy of the original recorded intervening Assignments of Mortgage.

      8. Original hazard insurance policy or certificate thereof and, if required by law, evidence of flood insurance, with extended coverage of the hazard insurance policy.

      9.      Residential appraisal.

      10.     Origination documents:

              A.     Conventional loan application;

              B.     Credit Report;

              C. Preliminary Title Report and/or Commitment for Title Insurance. Copies of easements and/or restrictions and Tax Search sheet, if applicable;

      11.     Closing certificates:

              A. Executed Truth in Lending statement pursuant to Federal Reserve Board Regulation Z;

              B. Notices pursuant to the Equal Credit Opportunity Act and Federal Reserve Board Regulation B, as amended;

              C.     Form HUD-1 (Real Estate Settlement Procedures Act);

              D. If a refinance Mortgage, copy of the notice of right to rescind, signed and dated;

              E. Sale contract/deposit receipt, or escrow instructions, as required.

      12. Other papers and records developed or originated by the Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan pursuant to Servicing Requirements.

                                    EXHIBIT 2

                      FORM OF SELLER'S CLOSING CERTIFICATE

              I, ______________________, hereby certify that I am the duly elected [Vice] President of _______________________________, a
____________________________________ (the "Seller") and further as follows:

              1. There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Seller which if adversely determined, individually or in the aggregate, would adversely affect the Seller's obligations under the Servicing Rights Purchase Agreement dated as of July 1, 2000 between the Seller and Ocwen Federal Bank FSB (the "Purchase Agreement").

              2. All of the representations and warranties of the Seller contained in the Purchase Agreement are true and correct in all material respects as of the date hereof and the Seller has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

              3. Each person who, as an officer or representative of the Seller, signed the Purchase Agreement and any document delivered prior hereto or on the date hereof in connection with the purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

            4. Attached hereto is a certified true copy of the authorization of the execution of the Purchase Agreement, and such authorization has not been amended, modified, annulled or revoked and is in full force and effect.

            5. Attached hereto as Schedule 1 is the Mortgage Loan Schedule for ____________ _________ (the "Subject Mortgage Loans") as of
      ___________________.

            6. Attached hereto as Schedule 2 is a list of defaults on the Subject Mortgage Loans as of ______________.

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller. Dated: _________________________________________________



                                      By: __________________________
                                      Name:_________________________
[Seal]                                     Title:  [Vice] President


              I, ________________________, a ________________________ of
_________ ___________________________________________________, hereby certify that ________________________ is the duly elected, qualified and acting [Vice] President of the Seller and that the signature appearing above is [her] [his] genuine signature.


              IN WITNESS WHEREOF, I have hereunto assigned my name.

Dated:  _________________, 2000.



                                         By:___________________________
                                         Name:_________________________
                                         Title:________________________

                        Schedule 1-A and 1-B to Exhibit 2
                         (Seller's Closing Certificates)

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 3

                              TRANSFER INSTRUCTIONS

                                    EXHIBIT 4

                              COMPUTER TAPE FORMAT

                                    EXHIBIT 5

                    LIST OF POOLING AND SERVICING AGREEMENTS

                                    EXHIBIT 6

                        LIST OF PARTICIPATION AGREEMENTS

                                   EXHIBIT 7

                          LIST OF DOCUMENT DEFICIENCIES

                                    EXHIBIT 8

             LIST OF CUSTODIAL AGREEMENTS FOR POOLED MORTGAGE LOANS

                                    EXHIBIT 9

                     FORM OF PURCHASER'S CLOSING CERTIFICATE

              I, ______________________, hereby certify that I am the duly elected [Vice] President of _______________________________, a
____________________________________ (the "Purchaser") and further as follows:

              1. There are no actions, suits or proceedings pending (nor, to my knowledge, are any actions, suits or proceedings threatened), against or affecting the Purchaser which if adversely determined, individually or in the aggregate, would adversely affect the Purchaser's obligations under the Servicing Rights Purchase Agreement dated as of July 1, 2000 between the Purchaser and First Alliance Mortgage Company (the "Purchase Agreement").

              2. All of the representations and warranties of the Purchaser contained in the Purchase Agreement are true and correct in all material respects as of the date hereof and the Purchaser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

              3. Each person who, as an officer or representative of the Purchaser, signed the Purchase Agreement and any document delivered prior hereto or on the date hereof in connection with the purchase described in the Purchase Agreement was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

              4. Attached hereto is a certified true copy of the authorization of the execution of the Purchase Agreement, and such authorization has not been amended, modified, annulled or revoked and is in full force and effect.]

             IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Purchaser. Dated: _________________________________________________



                                          By:___________________________
                                          Name:_________________________
[Seal]                                             Title:  Secretary


              I, ________________________, a ________________________ of
_________ ___________________________________________________, hereby certify that ________________________ is the duly elected, qualified and acting Secretary of the Purchaser and that the signature appearing above is [her] [his] genuine signature.


             IN WITNESS WHEREOF, I have hereunto assigned my name. Dated:
_________________, 2000.



                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                                   EXHIBIT 10

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT